UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
______________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 2, 2016 (April 29, 2016)
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ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado		80241
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (720) 872-5000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Cancellation of Outstanding Secured Convertible Notes and Issuance of Rights to Receive a Fixed Amount of Common Stock

In September 2015, Ascent Solar Technologies, Inc. (the “Company”) issued $2.0 million original principal amount of secured convertible notes to two accredited investors. These secured convertible notes had a one year maturity date, bore interest at 8% per annum, and were convertible at the option of the holder into shares of common stock at a fixed conversion price of $0.12 per share.

On April 29, 2016, the Company entered into Exchange Agreements (the “Exchange Agreements”), with these two noteholders. Under the terms of the Exchange Agreements, the secured convertible notes (approximately $2.1 million of outstanding principal and accrued interest) have been cancelled. In exchange, the Company has issued to the former noteholders rights to receive a fixed number of shares of common stock of the Company in accordance with the terms of Rights to Receive Common Stock dated April 29, 2016 (the “Rights”). The Rights obligate the Company to issue to the holders (without the payment of any additional consideration) an aggregate of approximately 42.1 million shares of common stock.

The Rights obligate the Company to issue to the holders upon request (without the payment of any additional consideration) an aggregate of approximately 42.1 million shares of common stock (the “Right Shares”). The number of Right Shares is fixed, and is only subject to customary non-price based ratable adjustments.

The Rights are immediately exercisable and expire on April 29, 2021.

The holders will not be able to exercise the Rights and receive Right Shares to the extent that after giving effect to such issuance after exercise, the holder would beneficially own in excess of 4.9% (in the case of one former noteholder) or 9.9% (in the case of the other former noteholder) of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of the Company’s common stock issuable upon exercise of the applicable Right. Each holder may decrease their applicable ownership limitation at any time and each holder, upon not less than 61 days’ prior notice to the Company, may increase their applicable beneficial ownership limitation provided that the applicable beneficial ownership limitation may in no event exceed 9.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of the Company’s common stock upon exercise of the applicable Right.

The foregoing description of the Exchange Agreements is a summary and is qualified in its entirety by reference to the documents, which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and are incorporated herein by reference. The foregoing description of the Rights is a summary and is qualified in its entirety by reference to the documents, which are attached hereto as Exhibit 10.3 and Exhibit 10.4 and are incorporated herein by reference.

$2.0 Million Series G Convertible Preferred Stock Financing.

On April 29, 2016, the Company entered into securities purchase agreements with the same two accredited investors for the private placement of $2,000,000 of the Company’s newly designated Series G Convertible Preferred Stock (“Series G Preferred Stock”).

The Company issued a total of 500 shares of Series G Preferred Stock to the investors in exchange for $500,000 at closing. The Company will sell an additional 1,500 shares of Series G Preferred Stock to the investors in three subsequent closings that will occur during the month of May, which will result in additional gross proceeds to the Company of $1,500,000.

There are no registration rights which are applicable to the Series G Preferred Stock.

Terms of the Series G Preferred Stock

The Company has filed a Certificate of Designations of Preferences, Rights and Limitations of Series G Preferred Stock (“Certificate of Designation”) with the Secretary of State of the State of Delaware.

Rank

The Certificate of Designation provides that the Series G Preferred Stock ranks senior to the common stock with respect to dividends and rights upon liquidation.

Voting Rights

Except as otherwise required by law (or with respect to approval of certain actions), the Series G Preferred Stock will not have voting rights.

Dividends

Holders of the Series G Preferred Stock will be entitled to dividends in the amount of 10.00% per annum, payable when, as and if declared by the Board of Directors in its discretion.

Conversion Rights

Shares of the Series G Preferred Stock (including the amount of any accrued and unpaid dividends thereon) will be convertible at the option of the holder into common stock at a fixed conversion price of $0.05 per share.

Redemption

One year after issuance, the Company is required to redeem for cash all or any portion of the outstanding shares of the Series G Preferred Stock at a price per share equal to $1,000 plus any accrued but unpaid dividends thereon.

Liquidation Value

Upon our liquidation, dissolution or winding up, holders of Series G Preferred Stock will be entitled to be paid out of our assets, prior to the holders of our common stock, an amount equal to $1,000 per share plus any accrued but unpaid dividends thereon.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Rights are being issued by the Company in reliance upon the exemption from registration contained in Section 3(a)(9) of the Securities Act of 1933, as amended (“Securities Act”). The Series G Preferred Stock is being offered and sold to accredited investors in reliance upon exemptions from the registration requirements under Section 4(a)(2) under the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit Number	Description

	3.1	Series G Certificate of Designations (attached as Exhibit 2 to Exhibits 10.5 and 10.6 below and incorporated herein by reference)
	10.1	Exchange Agreement dated April 29, 2016
	10.2	Exchange Agreement dated April 29, 2016
	10.3	Right to Receive Common Stock dated April 29, 2016
	10.4	Right to Receive Common Stock dated April 29, 2016
	10.5	Series G Securities Purchase Agreement dated April 29, 2016
	10.6	Series G Securities Purchase Agreement dated April 29, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

May 2, 2016	By:	/s/ Victor Lee
Name: Victor Lee
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Series G Certificate of Designations (attached as Exhibit 2 to Exhibits 10.5 and 10.6 below and incorporated herein by reference)
10.1	Exchange Agreement dated April 29, 2016
10.2	Exchange Agreement dated April 29, 2016
10.3	Right to Receive Common Stock dated April 29, 2016
10.4	Right to Receive Common Stock dated April 29, 2016
10.5	Series G Securities Purchase Agreement dated April 29, 2016
10.6	Series G Securities Purchase Agreement dated April 29, 2016